ROBERT BRANTL, ESQ.
                             322 Fourth Street
                             Brooklyn, NY 11215
                                718-768-6045

December 6, 2004

Global Concepts, Ltd.
14 Garrison Inn Lane
Garrison, NY 10524

Gentlemen:

I am submitting this letter to be filed as an exhibit to the Registration Statement on Form SB-2 which Global Concepts, Ltd. proposes to file with the Securities and Exchange Commission registering 239,792,663 shares of common stock for resale by the selling shareholders.

I am of the opinion that all corporate proceedings have been taken so that the shares, if and when sold by the selling shareholders, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                      Yours,

                                      /s/ Robert Brantl
                                      -------------------------
                                      Robert Brantl